UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

ADAMAS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1900 Powell Street, Suite 750 Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 1, 2017, Adamas Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at 1800 Powell Street, Emeryville, California 94608. Stockholders who owned the Company’s common stock at the close of business on April 4, 2017, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 22,321,984 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 20,248,115 shares of the Company’s common stock were voted in person or by proxy for the two proposals set forth below, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 18, 2017.

Proposal No. 1 — Election of Directors
The Company’s stockholders elected the Class III director nominees below to the Company’s Board of Directors to hold office until the 2020 Annual Meeting of Stockholders or until their successors are elected.

Class I Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Michael F. Bigham	14,949,937	690,954	4,607,224
David L. Mahoney	14,907,838	733,053	4,607,224
John MacPhee	14,602,264	1,038,627	4,607,224

Proposal No. 2 — Ratification of Selection of Independent Registered Accounting Firm
The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLC as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,236,092	12,023	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated:	June 1, 2017	By:	/s/ Jennifer Rhodes
Jennifer Rhodes
Chief Business Officer, General Counsel, Chief Compliance Officer, and Corporate Secretary